Exhibit 99.1

NEWS RELEASE

Medgenics Announces Public Offering of Common Stock

PHILADELPHIA, PA – (Marketwired) – June 20, 2016 — Medgenics, Inc. (NYSE: MDGN), a clinical-stage biopharmaceutical company, today announced its intention to offer and sell shares of its common stock in an underwritten public offering pursuant to an existing shelf registration statement. All of the shares to be sold in the proposed offering are being sold by Medgenics. The offering is subject to market conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Jefferies LLC is acting as sole book-running manager for the proposed offering. Medgenics intends to grant the underwriters a 30-day option to purchase up to an additional 15% of the shares of common stock offered to the public, on the same terms and conditions.

Net proceeds to be used for (i) product development activities, including the development of companion diagnostics for existing programs, (ii) patent maintenance fees and intellectual property support, (iii) licensing and research collaborations and (iv) general corporate purposes and working capital, which may include the acquisitions or licensing of complementary technologies, products or businesses.

The securities described above are being offered pursuant to a shelf registration statement that has been previously filed with and declared effective by the U.S. Securities and Exchange Commission (SEC).

The securities described above have not been qualified under any state blue sky laws. This press release does not constitute an offer to sell, or the solicitation of an offer to buy, these securities, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale is not permitted.

This offering is being made by means of a prospectus supplement and related prospectus. A preliminary prospectus supplement relating to the offering will be filed with the SEC and will be available on its website at www.sec.gov. Copies of the preliminary prospectus supplement and accompanying prospectus may be obtained from Jefferies LLC by mail at Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd Floor, New York, NY 10022, or by telephone at (877) 547-6340, or by e-mail at Prospectus_Department@Jefferies.com.

About Medgenics, Inc.

Medgenics is dedicated to unlocking the potential of genomic medicine to identify and treat patients with life-altering conditions. Its efforts, including its internal research and development and ongoing sponsored research and licensing agreements with a well-respected pediatric academic medical center, give Medgenics the ability to focus on the underlying genetic pathway of pediatric diseases with the goal of finding therapeutic solutions for subpopulations of both children and adults living with rare and other difficult-to-treat diseases. Medgenics is also the developer of TARGTTM (Transduced Autologous Restorative Gene Therapy), a proprietary gene therapy platform. For more information, visit the Company's website at www.medgenics.com.

Forward-looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and as that term is defined in the Private Securities Litigation Reform Act of 1995, which include all statements other than statements of historical fact, including (without limitation) those regarding the Company's financial position, its development and business strategy, its product candidates and the plans and objectives of management for future operations. The Company intends that such forward-looking statements be subject to the safe harbors created by such laws. Forward-looking statements are sometimes identified by their use of the terms and phrases such as "estimate," "project," "intend," "forecast," "anticipate," "plan," "planning,” "expect," "believe," "will," "will likely," "should," "could," "would," "may" or the negative of such terms and other comparable terminology. All such forward-looking statements are based on current expectations and are subject to risks and uncertainties. Should any of these risks or uncertainties materialize, or should any of the Company's assumptions prove incorrect, actual results may differ materially from those included within these forward-looking statements. Accordingly, no undue reliance should be placed on these forward-looking statements, which speak only as of the date made. The Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based. As a result of these factors, the events described in the forward-looking statements contained in this release may not occur.

Contacts:

Medgenics

Brian Piper

240-899-5554

brian.piper@medgenics.com

Westwicke Partners

Chris Brinzey

339-970-2843

chris.brinzey@westwicke.com